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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 13, 2000 relating to the financial statements and financial statement schedule, which appears in Take-Two Interactive Software, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
August 3, 2001